Exhibit 10.3

                          PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT"), is entered into this 8th day of July, 1998, by and between Tamiya Watanabe, Rabex USA Holdings, Inc., a Colorado corporation and Satellite Investment Group, LLC, a Colorado limited liability company.

1. DEFINITIONS. Throughout this Agreement, and unless the context otherwise requires, the word or words set forth below within the quotation marks shall be deemed to mean the words which follow them:

     1.1 "Certificate" means any stock certificate representing a Share in the possession of the Custodian, including, without limitation, the Stock Certificates and the Replacement Certificates.

     1.2 "Collateral" means the Shares, any and all dividends (monetary, stock, liquidating or otherwise) in respect thereto, and any and all securities, instruments, documents, contract rights, and other property which Debtor may become entitled to with respect thereto, and all cash or non- cash proceeds thereof.

     1.3 "Company" means Solar Satellite Communication, Inc., a Colorado corporation.

     1.4 "Creditor" means Tamiya Wataabe and Rabex USA Holdings, Inc., a Colorado corporation or any successor holder of the Secured Note.

     1.5 "Creditor's Address" means Nishi-Shinbashi, YS Bldg, 4F, 2-Chome, Minato-Ku, Tokyo 105, Japan.

     1.6 "Custodian" means Pendleton, Friedberg, Wilson & Hennessey, P.C.

     1.7 "Custodian's Address" means 303 E. 17th Avenue, Suite 1000, Denver, Colorado 80203.

     1.8 "Debtor" means Satellite Investment Group, LLC , a Colorado limited liability company.

     1.9 "Debtor's Address" means 5650 Greenwood Plaza Boulevard, Suite 107, Englewood, Colorado 80111.

     1.10 "Dividend" shall mean any dividend or other kind of distribution hereinafter made to Debtor as a shareholder of the Company.

     1.11 "Effective Date" means July 8, 1998.


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     1.12 "Event of Default" means each and every event specified in Section 6 of this Agreement.

     1.13 "Maturity Date" means April 8, 1999 which is the maturity date of the Secured Note.

     1.14 "Obligations" means the indebtedness evidenced by the Secured Note and any obligations arising under this Security Agreement.

     1.15 "Person" means any natural person, corporation, partnership, limited liability company, trust or other type of legal organization.

     1.16 "Purchase Money Loan" means the loan in the amount of Three Hundred Thousand Dollars ($300,000) made by the Creditor to the Debtor to partially finance Debtor's purchase of the Shares from Creditor.

     1.17 "Replacement Certificate" means a stock certificate that shows on its face that Debtor is the owner of the Shares, which stock certificate may hereinafter be issued by the Company to replace the Stock Certificates.

     1.18 "RUSAH" means Rabex USA Holdings, Inc., a Colorado corporation.

     1.19 "Secured Note" means the promissory note dated the Effective Date issued to the Creditor by the Debtor in the principal sum of Three Hundred Thousand Dollars ($300,000) to evidence the Purchase Money Loan.

     1.20 "Shares" means the three million eight hundred twenty-five thousand (3,825,000) shares of common stock of the Company owned by Debtor as evidenced by the Stock Certificates.

     1.21 "Stock Certificate" means the following described Stock Certificate issued by the Company to RUSAH to evidence its ownership of the Shares, which stock certificate has been assigned to Debtor by separate stock power:

   Certificate Number       Date of Issuance   Number of Shares Represented
   ------------------       ----------------   ----------------------------
         5089                   6/9/97                  3,825,000

     1.22 "Stock Purchase Agreement" means the Stock Purchase Agreement dated May 21, 1998 by and among the Creditor, the Debtor, RUSAH and certain other Individuals described therein.

2.   RECITALS.

     2.1 On the Effective Date, the Creditor and the Debtor closed the sale of the Shares from Creditor to the Debtor pursuant to the Stock Purchase Agreement.

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     2.2 Pursuant to the Stock Purchase Agreement, the Creditor made the
Purchase Money Loan to Debtor to partially finance Purchaser's purchase of the Stock.

     2.3 To evidence the Purchase Money Loan, the Debtor issued the Secured Note to the order of the Creditor.

     2.4 As required by the Stock Purchase Agreement, and to secure the Debtor's Obligations to Creditor, the parties are entering into this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly confessed and acknowledged, the parties hereto do hereby covenant and agree as follows:

3.   REPRESENTATIONS AND WARRANTIES.

     Debtor represents and warrants to Creditor, and such representations and warranties shall be continuing representations and warranties, so long as any Obligations shall remain outstanding, this Agreement and any document or instrument delivered in connection herewith and the transactions contemplated hereby or thereby have been duly authorized, and/or executed and delivered, as appropriate; and this Agreement and such other document and instruments constitute valid and legally binding obligations of Debtor and are enforceable against Debtor in accordance with their respective terms.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

     4.1 No Prior Pledges or Mortgages. Debtor hereby represents and covenants that Debtor has not granted any prior security interests, mortgages, charges, liens, pledges or encumbrances of any nature or kind against the Collateral.

     4.2 Validity of Agreement. The Debtor has the legal capacity and authority to enter into this Agreement. This Agreement is a valid and legally binding obligation of the Debtor and is fully enforceable against the Debtor in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     4.3 Agreement Not in Conflict with Other Instruments; Required Approvals Obtained. The execution, acknowledgment, sealing, delivery, and performance of this Agreement by the Debtor will not (a) violate or require any registration, qualification, consent, approval, or filing under, (i) any law, statute, ordinance, rule or regulation (hereinafter collectively referred to as "Laws") of any Governments or Governmental Agencies, or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which the Company or any of its assets is bound; (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of the Debtor's obligations under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon

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any of the Debtor's properties, assets, or businesses pursuant to, (i) the
Debtor's Articles of Organization or Operating Agreement, (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument or agreement to which the Company is a party or by which the Debtor or any of the Debtor's assets or properties is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which the Debtor or any of its assets or properties is bound.

     4.4 Legal Proceedings. There is no action, suit, proceeding, claim, arbitration, or investigation by any Government, Governmental Agency or other Person (i) pending to which the Debtor is a party, (ii) threatened against or relating to the Debtor or any of the Debtor's assets or businesses, (iii) challenging the Debtor's right to execute, acknowledge, seal, deliver, perform under or consummate the transactions contemplated by this Agreement, or (iv) asserting any right with respect to any of the Shares, and there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

5.   GRANT OF SECURITY INTEREST.

     To secure the payment and performance of the Obligations, Debtor hereby pledges, assigns and transfers to Creditor, and grants to Creditor a continuing security interest in and to all of the Collateral.

6.   GENERAL COVENANTS.

     6.1 No Pledge. Debtor covenants and agrees that so long as any Obligations remain outstanding, the Debtor shall not mortgage, pledge, grant or permit to exist a security interest in, or a lien or encumbrance upon any of the Collateral except in favor of Creditor.

     6.2 Preservation of Creditor's Security Interest. Debtor shall:

          6.2.1 Permit Creditor, through its authorized attorneys, accountants and representatives, to inspect and examine the books, accounts, records, ledgers and assets of every kind and description of the Debtor;

          6.2.2 Pay to the Creditor, as a payment on the Secured Note, any Dividends it receives as a result of his ownership of the Shares;

          6.2.3 At any time and from time to time upon request of Creditor, execute and deliver to Creditor, in form and substance satisfactory to Creditor, such documents as Creditor shall deem necessary or desirable to perfect or maintain perfected the security interest of Creditor in the Collateral or which may be necessary to comply with the provisions of the law of the State of Colorado or the law of any other jurisdiction in which Debtor may then be conducting business or in which any of the Collateral may be located;

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          6.2.4 To pay or cause to be paid, prior to the date they would become delinquent if not paid, any and all taxes, assessments and other governmental charges whatsoever levied upon or assessed or charged against the Collateral, or any part thereof, including any accrued interest, cost and/or penalty thereon;

          6.2.5 To pay and satisfy or cause to be paid and satisfied as the same become due and payable all claims, liens and encumbrances affecting or purporting to affect the title to, or which may be or appear to be liens on, the Collateral, or any part thereof;

          6.2.6 To protect, preserve and defend the Collateral and title thereto and to notify Creditor of all claims and demands of all persons at any time claiming the Collateral or any interest therein; and

          6.2.7 To do such other acts in a timely and proper manner which may be reasonably necessary to protect and preserve the Collateral as security hereunder.

7. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

     7.1 Note Default. An Event of Default under the Note;

     7.2 Default Under This Agreement. The Debtor shall fail to perform or observe any term, covenant, or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for thirty
(30) calendar days after written notice thereof shall have been given to the Debtor by the Creditor;

     7.3 Misrepresentation. Any representation, warranty, certificate, schedule or other information made or furnished by any Debtor to Creditor herein or pursuant hereto is or shall be untrue or materially misleading;

     7.4 Default under Renewals and Extensions. Any event of default as defined in any note, guaranty, or security agreement executed by Debtor as a renewal, substitute, extension, modification, or amendment to this Security Agreement, or the Secured Note;

     7.5 Bankruptcy. If Debtor shall file a voluntary petition in bankruptcy or shall be determined to be a "debtor" within the meaning of the United States Code, or shall be granted an order for relief, adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of Debtor (as applicable) or of all or any substantial part of its properties or the Collateral (the term "acquiesce," as used in this Section 6.1.6, includes, but it is not limited to, the failure to file a petition or motion to vacate or discharge any order,

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judgment or decree within thirty (30) days after entry of such order, judgment or decree); or

     7.6 Acceleration Right. If any Event of Default shall occur, then or at any time thereafter, while such Event of Default shall continue, Creditor may declare all Obligations to be due and payable, without notice, protest, presentment or demand, all of which are hereby expressly waived by Debtor.

8. RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, irrespective of whether Creditor exercises his option to declare all Obligations secured hereby immediately due and payable, he may, at his option and in his sole discretion, without any prior notice or demand to or upon Debtors, do one or more of the following:

     8.1 Foreclose. Foreclose or otherwise enforce Creditor's security interest in any manner permitted by law, or provided for in this Security Agreement;

     8.2 Sale of Collateral. Sell, lease or otherwise dispose of any Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Creditor may determine; in the event of a sale, lease or other disposition of the Collateral:

          8.2.1 Any person, including Debtor and Creditor, may purchase at the sale;

          8.2.2 If in the opinion of Creditor's counsel, a public sale of the Shares of Stock might require registration under the Securities Act of 1933, as amended, or under any other federal or state statute governing the registration or qualification of securities being sold to the public, Creditor and Debtors agree that a private sale of the Shares of Stock will be commercially reasonable and Creditor, in such circumstances, may sell the Shares of Stock in a private sale;

          8.2.3 In the event Creditor elects to sell or otherwise dispose of the Shares of Stock, the parties agree that notwithstanding such other commercially reasonable conduct as may be followed by Creditor, the following procedures shall comprise and constitute a commercially reasonable sale (the "Sale"):

                (a) Creditor shall mail to Debtor written notice of the Sale not later than thirty (30) days prior to such Sale;

                (b) Once per week during the four (4) weeks immediately preceding the Sale, Creditor will publish notice of the Sale in:
                (i) the Western edition of The Wall Street Journal; (ii) the Legal Notice section of the Rocky Mountain News; or (iii) the Legal Notice section of the Denver Post. The notice shall specify that the Shares of Stock will be sold only to a single purchaser for his or its own account and not with a view to the resale or distribution thereof and that the purchaser will be

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                restricted from reselling the Shares without compliance with the
                Securities Act of 1933 and applicable state securities laws. The notice will also advise prospective purchasers as to where they may obtain financial and other information with respect to the venture;

                (c) Upon receipt of any written request to do so, Credit will make available to any bona fide prospective purchaser for inspection, within five (5) days following receipt of such request and during reasonable business hours, such records and documents as shall be necessary to enable the prospective purchaser to prepare his or its bid;

                (d) The Sale may only be made to a single purchaser who is financially sophisticated and who can afford the risk of the highly speculative investment which purchase of the Shares of Stock would entail. As a condition of sale, Creditor in his absolute discretion may require the purchaser to represent to Creditor that the Shares of Stock are being acquired for the purchaser's own account and not with a view to resale or distribution, and that the Shares of Stock will not be resold unless pursuant to the Securities Act of 1933 and/or applicable state securities laws or under a valid exemption or exemptions from such registration.

                (e) The sale procedures set forth in this subsection 8.2.3 are not intended to delineate the minimum procedures that must be followed by Creditor in order to establish that a sale is commercially reasonable, but rather are only intended to state a particular procedure which both Debtor and Creditor agree is commercially reasonable. Under no circumstances shall this paragraph be deemed to preclude the Creditor from selling the Collateral in such other commercially reasonable manner as Creditor may determine.

     8.3 Cancellation of Sales. Notwithstanding Paragraph 8.2 hereof, in the event Creditor offers to sell the Shares, Creditor will be under no obligation to consummate a sale if, in his reasonable business judgment, none of the offers received by him reasonably approximates the fair value of the Shares;

     8.4 Application of Funds. Creditor shall apply the proceeds of any sale or disposition hereunder to payment of the following: (a) the expenses of such sale or disposition together with reasonable attorneys' fees, and the actual cost of publishing, recording, mailing and posting notice; (b) the cost of any search and/or other evidence of title procured in connection therewith and any transfer tax on any deed or conveyance; (c) all sums expended under the terms hereof, not then repaid, with accrued interest in the amount provided herein; (d) all other Obligations secured hereby; and (e) the remainder, if any, to the Person or Persons legally entitle thereto;

     8.5 Additional Remedies. The rights, powers and remedies of Creditor as a secured party under this Security Agreement shall be in addition to all rights, powers and remedies given to Creditor by virtue of the Colorado Uniform

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Commercial Code or any other statute or rule of law, the Note, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Creditor's security interest in the Collateral. Any forbearance or failure or delay by Creditor in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy is specifically waived in a writing executed by Creditor. Debtor waives any right to require Creditor to proceed against any person or to exhaust any Collateral or to pursue any remedy in Creditor's power.

     8.6 Cumulative Remedies. No remedy herein conferred upon or reserved to Creditor is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, at law or in equity or by statute or otherwise. Every power or remedy given by this instrument to Creditor, or to which Creditor may be otherwise entitled, may be exercised from time to time and as often as may be deemed expedient by Creditor, and Creditor may pursue inconsistent remedies;

     8.7 Costs of Enforcement. The Debtor shall pay to Creditor all costs incurred by Creditor in enforcing her rights hereunder, including all legal costs and fees, whether or not legal proceedings are commenced. "Legal costs and fees" means all reasonable expenses incurred by Creditor, including, travel expenses, court costs, witness fees and attorneys' fees.

     8.8 Acceleration. If any Event of Default shall occur, then or at any time thereafter, while such Event of Default shall continue, Creditor may declare all Obligations to be due and payable, without notice, protest, presentment or demand, all of which are hereby expressly waived by Debtor.

9.   ASSIGNMENT BY CREDITOR.

     Creditor may, without notice to the Debtor, assign or endorse the Secured Note to a third party. In such event, each and every immediate and successive holder of the Secured Note shall have the right to enforce this Agreement, by legal action or otherwise, for its own benefit as fully as if such holder were herein by name specifically given such rights. Creditor shall have an unimpaired right to enforce this Agreement for its benefit to that portion of the Obligations of Debtor as Creditor has not sold, assigned, transferred or otherwise disposed of.

10.  POSSESSION OF COLLATERAL AND SECURED NOTE.

     10.1 Duties of Custodian. Between the Effective Date and the Maturity Date, the Custodian, as the Creditor's agent, shall hold physical possession of the Certificates and the Secured Note at the Custodian's Address or at any other safe place selected by the Custodian.

     10.2 Issuance of Replacement Certificate. At Debtor's request, the Custodian shall cooperate with Debtor in obtaining a Replacement Certificate from the Company which shows that the Debtor is the owner of the Shares. Said cooperation shall include delivering the Stock Certificates to the Company or its transfer agent for surrender and receiving and holding the Replacement Certificate. Notwithstanding the foregoing, the Custodian will not be required to take any actions to assist in the issuance of a Replacement Certificate,

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unless the following conditions are satisfied:

          (a) The security interest of the Creditor shall continuously be attached to the Shares; and

          (b) The Custodian is paid, in advance, all of its costs and expenses incurred in obtaining the Replacement Certificate, including, without limitation, payment to the Custodian for its time spent in obtaining the Replacement Certificate at its normal hourly rates; and

     10.3 Surrender of Secured Note and Stock Certificates. If the Debtor makes payments to the Custodian on behalf of the Creditor in an aggregate amount of the Secured Note principal amount on or before the Maturity Date, then the Custodian shall deliver the Secured Note and Certificates to Debtor.

     10.4 Failure To Pay By Maturity Date. If the Debtor fails to makes payments to the Custodian on behalf of the Creditor in the aggregate amount of the Secured Note principal amount on or before the Maturity Date, then the Custodian may deliver the Secured Note and Certificates to the Creditor or may otherwise act on Creditor's instructions.

11.  GENERAL PROVISIONS.

     11.1 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by or on behalf of the parties hereto.

     11.2 Interpretation and Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

     11.3 Successor and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, administrators, successors and assigns of Creditor and Debtor, provided, however, Debtor may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of Creditor.

     11.4 Colorado Law. This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of Colorado and shall in all respects be governed, construed, applied and enforced in accordance with the laws of such state.

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     11.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     11.6 Section Headings. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

12.  ASSIGNMENT BY CREDITOR.

     Creditor may, from time to time, without notice to the undersigned, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or the Creditor's security interest in the Collateral therefor. In such event, each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations and/or the Collateral shall have the right to enforce this Agreement, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such rights. Creditor shall have an unimpaired right to enforce this Agreement for its benefit to that portion of the Obligations of Debtor as Creditor has not sold, assigned, transferred or otherwise disposed of.

     IN WITNESS WHEREOF, the parties hereto have executed this Pledge and Security Agreement effective as of the date first set forth above.

CREDITOR:                              RABEX USA HOLDINGS, INC.,
                                       a Colorado corporation


                                       By:  /s/  Fukukmitou Takahashi
                                         ------------------------------------
                                              Name:  Fukumitou Takahashi
                                              Title: Secretary


                                       /s/  Tamiya Watanabe
                                       -------------------------------------
                                       TAMIYA WATANABE



DEBTOR:                                SATELLITE INVESTMENT GROUP,
                                       LLC, a Colorado limited liability company


                                       By: /s/  Robert J. Guerra
                                          -----------------------------------
                                              Name:  Robert J. Guerra
                                              Title: Manager

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